EXHIBIT 10.8
Zuckerman Board of Directors Agreement

                                                              Exhibit 10.8

PHASE III MEDICAL, INC.
330 South Service Road
Suite 120
Melville, New York 11747
631.574.4955
January 20, 2004

Joseph D. Zuckerman, M.D.
Professor and Chairman
NYU-Hospital for Joint Diseases
Department of Orthopaedic Surgery
301 East 17th Street
New York, New York 10003

Dear Dr. Zuckerman:

      We are pleased to extend to you an invitation to become a Director of the Phase III Medical, Inc. (the "Company").

      As you know, the Company is a public company that, among other items, is entering the medical sector by acquiring or participating in one or more biotechnology and/or medical companies or technologies, owning one or more drugs or medical devices that may or may not yet be available to the general public and/or acquiring rights to one or more of such drugs or medical devices or the royalty streams therefrom.

      We are requesting that you serve as a Director for an initial term until our next annual meeting of shareholders. In consideration of your agreeing to accept the Directorship, you will be granted an option, fully vested, to purchase Three Hundred Thousand (300,000) shares of the Company's common stock at an exercise price of Fifteen (.15(cent)) cents per share. The shares will be subject to a one year lockup as of the date of grant. The exercise period will be ten (10)

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years and  otherwise the grant will be in  accordance  with the  Company's  2003
Equity Participation Plan and Non-Qualified Stock Option Grant Agreement.

      In addition, in the event that the closing price of the Company's Common Shares equals or exceeds One Dollar ($1.00) per share for any five (5) consecutive trading days during your term as a Director, the Company shall grant you, on the day immediately following the end of the five (5) day period, pursuant to the Equity Participation Plan and a Stock Option Agreement, an option for the purchase of an additional One Hundred Thousand (100,000) Common Shares substantially upon the terms of the Initial Option and in the form of the Initial Option Agreement, except that the exercise price shall be $1.00 per share.

      While a Director, you will be covered by the Company's D&O insurance policy and, to the extent permitted by law, will also be indemnified by the Company.

      You will be responsible to attend Annual and Special Meetings of the Board of Directors (either in person or telephonically), to attend the Annual and/or Special Shareholder Meetings as necessary, to participate in appropriate committees and to generally assist the Company in reviewing and evaluating business, scientific and medical opportunities, and for other discussions and meetings that may arise during the normal course of the Company conducting its business.

      You acknowledge that, as member of the Board of Directors, you will have access to the Company's Confidential Information and that all Confidential Information shall be and remain the sole property of the Company and that you will not at any time, now or in the future, disclose, disseminate or otherwise make public any of the Confidential Information without the express written permission of the Company. We will ask you to sign a confidentiality agreement similar to that signed by our board of advisor members, attached hereto.

      We are excited about your involvement with the Company and look forward to a long and mutually rewarding scientific and business relationship.

      For our records, I would appreciate your countersigning the attached copy of this Engagement Agreement and returning the same to me at your earliest convenience.

                                               Sincerely,

                                               Mark Weinreb, President & CEO

Accepted and agreed to:


---------------------------
Joseph D. Zuckerman, M.D.

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Phase III Medical, Inc.

Confidentiality, Proprietary Information and Inventions Agreement

I recognize that Phase III Medical, Inc., a Delaware corporation (the "Company"), is engaged in a continuous program of entering the medical sector by acquiring or participating in one or more biotech and/or medical companies or technologies, owning one or more drugs or medical devices that may or may not yet be available to the public, or acquiring rights to one or more of such drugs or medical devices or the royalty streams therefrom (the "Business"). Any company with which the Company enters into, or seeks or considers entering into, a business relationship in furtherance of the Business is referred to as a "Business Partner".

I understand that as part of my performance of duties as a director of the Company (the "Engagement"), I will have access to confidential or proprietary information of the Company and the Business Partners, and I may make new contributions and inventions of value to the Company. I further understand that my Engagement creates in me a duty of trust and confidentiality to the Company with respect to any information: (1) related, applicable or useful to the business of the Company, including the Company's anticipated research and development or such activities of its Business Partners; (2) resulting from tasks performed by me for the Company; (3) resulting from the use of equipment, supplies or facilities owned, leased or contracted for by the Company; or (4) related, applicable or useful to the business of any partner, client or customer of the Company, which may be made known to me or learned by me during the period of my Engagement.

For purposes of this Agreement, the following definitions apply:

"Proprietary Information" shall mean information relating to the Business or the business of any Business Partner and generally unavailable to the public that has been created, discovered, developed or otherwise has become known to the Company or in which property rights have been assigned or otherwise conveyed to the Company or a Business Partner, which information has economic value or potential economic value to the business in which the Company is or will be engaged. Proprietary Information shall include, but not be limited to, trade secrets, processes, formulas, writings, data, know-how, negative know-how, improvements, discoveries, developments, designs, inventions, techniques, technical data, patent applications, customer and supplier lists, financial information, business plans or projections and any modifications or enhancements to any of the above.

"Inventions" shall mean all Business-related discoveries, developments, designs, improvements, inventions, formulas, software programs, processes, techniques, know-how, negative know-how, writings, graphics and other data, whether or not patentable or registrable under patent, copyright or similar statutes, that are related to or useful in the business or future business of the Company or its Business Partners or result from use of premises or other property owned, leased or contracted for by the Company. Without limiting the generality of the foregoing, Inventions shall also include anything related to the

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Business  that  derives  actual  or  potential  economic  value  from not  being generally known to the public or to other persons who can obtain economic value from its disclosure or use.

As part of the consideration for my Engagement or continued Engagement, as the case may be, and the compensation received by me from the Company from time to time, I hereby agree as follows:

            1. Proprietary Information and Inventions. All Proprietary Information and Inventions related to the Business shall be the sole property of the Company and its assigns, and the Company or its Business Partners, as the case may be, and their assigns shall be the sole owner of all patents, trademarks, service marks, copyrights and other rights (collectively referred to herein as "Rights") pertaining to Proprietary Information and Inventions. I hereby assign to the Company any rights I may have or acquire in Proprietary Information or Inventions or Rights pertaining to the Proprietary Information or Inventions which Rights arise in the course of my Engagement. I further agree as to all Proprietary Information or Inventions to which Rights arise in the course of my Engagement to assist the Company or any person designated by it in every proper way (but at the Company's expense) to obtain and from time to time enforce Rights relating to said Proprietary Information or Inventions in any and all countries. I will execute all documents for use in applying for, obtaining and enforcing such Rights in such Proprietary Information or Inventions as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company or any person designated by it in obtaining and enforcing Rights relating to Proprietary Information or Inventions shall continue beyond the cessation of my Engagement ("Cessation of my Engagement). In the event the Company is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or enforce any Right relating to Proprietary Information or to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and in my behalf and stead in the execution and filing of any such application and in furthering the application for and enforcement of Rights with the same legal force and effect as if such acts were performed by me. I hereby acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my Engagement and which are protectable by copyright are "works for hire" as that term is defined in the United States Copyright Act (17 USCA, Section 101).

            2. Confidentiality. At all times, both during my Engagement and after the Cessation of my Engagement, whether the cessation is voluntary or involuntary, for any reason or no reason, or by disability, I will keep in strictest confidence and trust all Proprietary Information, and I will not disclose or use or permit the use or disclosure of any Proprietary Information or Rights pertaining to Proprietary Information, or anything related thereto, without the prior written consent of the Company, except as may be necessary in the ordinary course of performing my duties for the Company. I recognize that the Company has received and in the future will receive from third parties (including Business Partners) their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties (including Business Partners), during my Engagement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence, and I will not disclose or use or permit the use or disclosure of any such confidential or proprietary information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing my duties for the Company consistent with the Company's agreement with such third party.

            3. Noncompetition and Nonsolicitation. During my Engagement, and for a period of two (2) years after the Cessation of my Engagement, I will not directly or indirectly, whether alone or in concert with others or as a partner, officer, director, consultant, agent, employee or stockholder of any company or commercial enterprise, directly or indirectly, engage in any activity in the United States or Canada that the Company shall determine in good faith is or may be in competition with the Company concerning its work in the Business. During my Engagement and for a period of two (2) years after the Cessation of my Engagement, I will not, either directly or indirectly, either alone or in concert with others, solicit or encourage any employee of or consultant to the Company to leave the Company or engage directly or indirectly in competition with the Company in the Business. During my Engagement and for a period of two
(2) years after the Cessation of my Engagement, I agree not to plan or otherwise take any preliminary steps, either alone or in concert with others, to set up or engage in any business enterprise that would be in competition with the Company in the Business. The following shall not be deemed to be competitive with the
Company: (i) my ownership of stock, partnership interests or other securities of any entity not in excess of two percent (2%) of any class of such interests or securities which is publicly traded; and (ii) my continued research engagements for academic institutions.

            4. Delivery of Company Property and Work Product. In the event of the Cessation of my Engagement, I will deliver to the Company all biological materials, devices, records, sketches, reports, memoranda, notes, proposals, lists, correspondence, equipment, documents, photographs, photostats, negatives, undeveloped film, drawings, specifications, tape recordings or other electronic recordings, programs, data and other materials or property of any nature belonging to the Company or its clients or customers, and I will not take with me, or allow a third party to take, any of the foregoing or any reproduction of any of the foregoing.

            5. No Conflict. I represent, warrant and covenant that my performance of all the terms of this Agreement and the performance of my duties for the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my Engagement. I have not entered into, and I agree that I will not enter into, any agreement, either written or oral, in conflict herewith.

            6. No Use of Confidential Information. I represent, warrant and covenant that I have not brought and will not bring with me to the Company or use in my Engagement any materials or documents of a former employer, or any person or entity for which I have acted as an independent contractor or consultant, that are not generally available to the public, unless I have obtained written authorization from any such former employer, person or firm for their possession and use. I understand and agree that, in my service to the Company, I am not to breach any obligation of confidentiality that I have to former employers or other persons.

            7. Equitable Relief. I acknowledge that irreparable injury may result to the Company from my violation or continued violation of the terms of this Agreement and, in such event, I expressly agree that the Company shall be entitled, in addition to damages and any other remedies provided by law, to an injunction or other equitable remedy respecting such violation or continued violation by me.

            8. Severability. If any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or otherwise invalid as written, the same shall be enforced and validated to the extent permitted by law. All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision hereof shall not affect the remaining provisions.

            9. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of New York applied to contracts made and performed wholly within such state. No implied waiver of any provision within this Agreement shall arise in the absence of a waiver in writing, and no waiver with respect to a specific circumstance, event or occasion shall be construed as a continuing waiver as to similar circumstances, events or occasions. This Agreement, together with the Advisory Board Agreement dated this date, contains the sole and entire agreement and understanding between the Company and myself with respect to the subject matter hereof and supersedes and replaces any prior agreements to the extent any such agreement is inconsistent herewith. This Agreement can be amended, modified, released or changed in whole or in part only by a written agreement executed by the Company and myself. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators, and it shall inure to the benefit of the Company and each of its successors or assigns. This Agreement shall be effective as of the first day of my being retained to render services to the Company, even if such date precedes the date I sign this Agreement.

            10. Thorough Understanding of Agreement. I have read all of this Agreement and understand it completely, and by my signature below I represent that this Agreement is the only statement made by or on behalf of the Company upon which I have relied in signing this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on the date written below.

DATED: January 20, 2004                       Director:


                                              ----------------------------------
                                              Name: Joseph D. Zuckerman, M.D.
                                              Address:
                                              NYU-Hospital for Joint Diseases
                                              Department of Orthopaedic Surgery
                                              301 East 17th Street
                                              New York, New York 10003

                                              PHASE III MEDICAL, INC.


                                              By:
                                                 -------------------------------
                                                 Mark Weinreb, President
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